UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2013 (September 26, 2013)

Asbury Automotive Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31262	01-0609375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2905 Premiere Parkway, NW, Suite 300, Duluth, Georgia 30097

(Address, Including Zip Code, of Principal Executive Offices)

(770) 418-8200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On September 26, 2013, Asbury Automotive Group, Inc. (the “Company”) and certain of its subsidiaries entered into a real estate term loan credit agreement (the “Real Estate Credit Agreement”) with Bank of America, N.A., as lender (“Bank of America”).

The Real Estate Credit Agreement provides for term loans to certain of the Company’s subsidiaries that are borrowers under the Real Estate Credit Agreement (collectively, the “Borrowers”) in an aggregate amount not to exceed $75.0 million (the “Real Estate Term Loan Facility”), subject to customary terms and conditions.

Term loans under the Real Estate Term Loan Facility bear interest, at the option of the Company, based on the London Interbank Offered Rate (“LIBOR”) plus 2.50% or the Base Rate (as described below) plus 1.50%. The Base Rate is the highest of (i) the Federal Funds rate plus 0.50%, (ii) the Bank of America prime rate, and (iii) one month LIBOR plus 1.0%. The Company is required to make quarterly principal payments of 1.25% of the initial amount of each loan on a twenty year repayment schedule, with a balloon repayment of the outstanding principal amount of loans due on September 26, 2023, subject to an earlier maturity if the Company’s existing senior secured credit facility matures or is not otherwise refinanced by certain dates. The Borrowers can voluntarily prepay any loan in whole or in part any time without premium or penalty.

On September 26, 2013, certain of the Borrowers borrowed an aggregate amount of $57.3 million under the Real Estate Credit Agreement and the Company expects additional Borrowers to borrow the remaining $17.7 million within the next 30 to 60 days subject to the satisfaction of certain conditions under the Real Estate Credit Agreement. The proceeds from the Real Estate Term Loan Facility are expected to be used to refinance a portion of the Company’s existing indebtedness and associated costs under its 7.625% Senior Subordinated Notes due 2017 and certain of the Company’s other outstanding mortgage indebtedness.

The representations and covenants contained in the Real Estate Credit Agreement are customary for financing transactions of this nature, including, among others, a requirement to comply with a minimum consolidated current ratio, minimum consolidated fixed charge coverage ratio and maximum consolidated total lease adjusted leverage ratio, in each case as set out in the Real Estate Credit Agreement. In addition, certain other covenants could restrict the Company’s ability to incur additional debt, pay dividends or acquire or dispose of assets.

The Real Estate Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. Upon the occurrence of an event of default, the Company could be required to immediately repay all amounts outstanding under the Real Estate Term Loan Facility.

Borrowings under the Real Estate Term Loan Facility are guaranteed by each operating dealership subsidiary of the Company whose real estate is financed under the facility, and collateralized by first priority liens, subject to certain permitted exceptions, on all of the real property financed under the Real Estate Credit Agreement.

The Company and certain of its affiliates have commercial banking, investment banking and retail lending and other relationships with Bank of America and/or its affiliates. Bank of America, or its respective affiliates, has received, and may in the future receive, customary fees and expenses for those services.

On September 30, 2013, the Company issued a press release announcing the entry into the Real Estate Credit Agreement. A copy of this press release is filed as Exhibit 99.1 to this current report on Form 8-K (the “Current Report”) and is incorporated by reference herein.

The foregoing description of the Real Estate Term Loan Facility is qualified in its entirety by reference to the Real Estate Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 26, 2013, by and among Asbury Automotive Group, Inc., certain of its subsidiaries, collectively with the Company as Borrowers, and Bank of America, N.A., as Lender.

99.1	Press release dated September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ Scott J. Krenz

Name:	Scott J. Krenz
Title:	Senior Vice President and Chief Financial Officer

Date: September 30, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 26, 2013, by and among Asbury Automotive Group, Inc., certain of its subsidiaries, collectively with the Company as Borrowers, and Bank of America, N.A., as Lender.

99.1	Press release dated September 30, 2013.